FSC Bancshares, Inc. and Subsidiaries Consolidated Financial Statements with Independent Auditor’s Report Year ended December 31, 2025

1 Independent Auditor’s Report Board of Directors Hawthorn Bancshares, Inc. as successor by merger to FSC Bancshares, Inc. Jefferson City, Missouri Opinion on the Financial Statements We have audited the consolidated financial statements of FSC Bancshares, Inc. and Subsidiaries, which comprise the consolidated statement of financial condition as of December 31, 2025, and the related consolidated statements of comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of FSC Bancshares, Inc. and Subsidiaries as of December 31, 2025, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of FSC Bancshares, Inc. and Subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about FSC Bancshares, Inc. and Subsidiaries’ ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

2 Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of FSC Bancshares, Inc. and Subsidiaries’ internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about FSC Bancshares, Inc. and Subsidiaries’ ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Supplementary Information Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary consolidating information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

3 Springfield, Missouri October 23, 2026

Consolidated Financial Statements

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 4 December 31, (in thousands, except share data) 2025 Cash and cash equivalents Due from Federal Reserve - non-interest bearing 500$ - interest bearing 6,688 Due from Federal Home Loan Bank 546 Due from The Independent BankersBank 12,816 Cash and other due from banks 2,395 Total cash and cash equivalents 22,945 Investment securities - held-to-maturity, net of allowance for credit losses of $15 7,670 Investment securities - available-for-sale 49,751 Restricted equity securities 2,627 Loans and leases, net of allowance for credit losses of $1,844 294,013 Premises and equipment, net 5,832 Goodwill 1,656 Accrued interest receivable 1,894 Deferred taxes 1,254 Investment in trust 186 Receivable from CDARS network 4,144 Other assets 3,829 $ 395,801 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION ASSETS

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 5 December 31, 2025 Liabilities Deposits: Demand deposits 74,787$ Savings, NOW, and money market deposits 191,316 Time deposits, $250 and over 19,284 Time deposits, other 69,471 Total deposits 354,858 Borrowings 12,168 Subordinated debentures 6,186 Accrued interest payable 397 Accrued expenses and other liabilities 414 374,023 Stockholders’ equity Common stock, $2 par value Authorized shares - 600,000 Issued shares - 213,492 Outstanding shares - 189,584 427 Additional paid-in capital 2,764 Retained earnings 25,077 Accumulated other comprehensive income (loss) (5,147) Treasury stock, at cost - 23,908 shares (1,343) 21,778 $ 395,801 LIABILITIES AND STOCKHOLDERS’ EQUITY

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 6 Year ended December 31, (in thousands) 2025 Interest income Loans and leases, including fees 16,099$ Investment securities and other 2,581 18,680 Interest expense Deposits 4,731 Other borrowings 1,157 5,888 Net interest income 12,792 Provision for credit losses 106 Net interest income after provision for credit losses 12,686 Non-interest income Service charges and fees 1,558 Other 67 1,625 Non-interest expense Salaries and employee benefits 5,146 Occupancy 984 Data processing fees 743 Other 3,747 10,620 Income before income taxes 3,691 Income tax expense 795 Net income 2,896 Other comprehensive income Unrealized holding gains on available-for-sale securities, net of tax of $632 2,020 Comprehensive income (loss) $ 4,916 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 7 Accumulated Additional other Total Number Par paid-in Retained comprehensive Number stockholders’ of shares value capital earnings income (loss) of shares Cost equity Balance at January 1, 2025 213,492 427$ 2,764$ 22,939$ (7,167)$ 23,908 (1,343)$ 17,620$ Comprehensive income Net income - - - 2,896 - - - 2,896 Other comprehensive income: Change in unrealized holding gains (losses) on available- for-sale securities, net of tax - - - - 2,020 - - 2,020 Total comprehensive income 4,916 Payment of dividends - - - (758) - - - (758) Balance at December 31, 2025 213,492 $ 427 $ 2,764 $ 25,077 $ (5,147) 23,908 $ (1,343) $ 21,778 Common stock CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY Year ended December 31, 2025 Treasury stock (in thousands, except share data)

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 8 Year ended December 31, (in thousands) 2025 Cash flows from operating activities Net income 2,896$ Adjustments to reconcile net income to net cash provided by operating activities: Provision for credit losses – loans 81 Provision for credit losses – off-balance-sheet credit exposures 25 Depreciation and amortization 416 Net accretion of premiums and discounts on securities (36) Deferred income taxes 114 Loss on sale of repossessed assets 3 Gain on sale of loans (17) Net change in: Accrued interest receivable (187) Receivable from CDARS network (4,144) Accrued interest payable (90) Accrued expenses and other liabilities (87) Other assets (2,694) Net cash used in operating activities (3,720) Cash flows from investing activities Purchase of securities available-for-sale (10,374) Proceeds from maturities, calls, and paydowns of securities available-for-sale 4,805 Proceeds from maturities of securities held-to-maturity 70 Redemption of Federal Home Loan Bank stock 601 Purchase of Federal Home Loan Bank stock (604) Net origination of loans (4,063) Purchase of premises and equipment (145) Net cash used in investing activities (9,710) CONSOLIDATED STATEMENT OF CASH FLOWS

FSC Bancshares, Inc. and Subsidiaries The accompanying notes are an integral part of these financial statements. 9 Year ended December 31, (in thousands) 2025 Cash flows from financing activities Net increase in deposits 26,059 Proceeds from Federal Home Loan Bank advances 15,000 Repayment of Federal Home Loan Bank advances (12,000) Repayment of borrowings (257) Dividends paid (758) Net cash provided by financing activities 28,044 Net increase in cash and cash equivalents 14,614 Cash and cash equivalents at beginning of year 8,331 Cash and cash equivalents at end of year $ 22,945 Supplemental information: Cash paid during the year for interest 5,978$ Cash paid during the year for income taxes 786$ CONSOLIDATED STATEMENT OF CASH FLOWS (continued)

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 10 1. Summary of significant accounting policies Nature of operations FSC Bancshares, Inc. (“Bancshares”) operates as a holding company headquartered in Cameron, Missouri, whose principal activity is the ownership and management of its wholly owned subsidiary, Farmers State Bank (“Bank”). Together, these entities are referred to herein as “the Company.” Bancshares also owns a wholly owned finance subsidiary business trust – FSC Statutory Trust II (“Trust II”). The Bank provides financial services through its offices located in northwest Missouri. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, agricultural, and consumer loans. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Missouri Division of Finance and the Federal Deposit Insurance Corporation. Basis of consolidation The consolidated financial statements include the accounts of Bancshares and its wholly owned subsidiary, the Bank, after elimination of all material intercompany transactions and balances. The Company has determined that Trust II is a variable interest entity (“VIE”), but that the Company is not the primary beneficiary of Trust II and, accordingly, Trust II is not included in the consolidated financial statements. The Company reports its ownership interest in Trust II as investment in trust and reports the subordinated debentures issued to Trust II as a liability in the consolidated statement of financial condition. The distributions on the subordinated debentures are reported as interest expense. Use of estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Presentation of dollar amounts Dollar amounts in the notes to the consolidated financial statements are presented in thousands, unless otherwise noted. Significant group concentrations of credit risk As of December 31, 2025, the Bank has a concentration of loans in the agricultural industry, consisting of agricultural production loans and loans secured by farmland, of approximately $50,537, or 17% of total loans. An adverse change in weather, commodity prices or economic conditions could negatively affect the ability of these borrowers to repay their

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 11 obligations. The Bank also has a concentration of loans in commercial real estate, as defined by bank regulatory guidance (construction and land development, multifamily and nonfarm nonresidential loans), of approximately $58,457, or 20% of total loans, including non-owner occupied commercial real estate of approximately $41,538, or 14% of total loans. The ability of these borrowers to repay their obligations is dependent on the real estate market and general economic conditions. Cash and cash equivalents The Company considers cash, amounts due from depository institutions, balances held at the Federal Reserve Bank (including balances held in an excess balance account for which The Independent BankersBank acts as agent), and interest-bearing deposits in other financial institutions with original maturities of three months or less to be cash equivalents for purposes of the consolidated statement of cash flows. Investment securities and related allowance for credit losses Debt securities are classified as held-to-maturity (HTM) when the Company has the positive intent and ability to hold the securities to maturity. Securities HTM are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity, except for premiums on callable debt securities, which are amortized to the earliest call date. Expected credit losses on HTM securities are measured on a collective basis by major security type, when similar risk characteristics exist. Risk characteristics for segmenting HTM debt securities may include issuer, maturity, coupon rate, yield, payment frequency, source of repayment, bond payment structure, and embedded options. Upon assignment of the risk characteristics to the major security types, management may further evaluate the qualitative factors associated with these securities to determine the expectation of credit losses, if any. The allowance for credit losses on HTM securities represents management’s estimate of expected credit losses over the contractual life of the securities and is deducted from amortized cost to present the net amount expected to be collected. HTM securities are charged off against the allowance when deemed uncollectible. Changes in the allowance are recorded as provision for (reversal of) credit losses. Debt securities not classified as HTM are classified as available-for-sale (AFS). Securities AFS are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities AFS are included in non- interest income and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Management assesses the financial condition and near-term prospects of the issuer, industry and/or geographic conditions, credit ratings as well as other indicators at the individual security level. Impairments below cost in the estimated fair value of individual AFS debt securities when there is an intent to sell or for which it is more likely than not the Company will be required to sell before the impairment is recovered, are realized in non-interest income in the consolidated statement of comprehensive income. When there is not an intent to sell and it is more likely than not the Company will not be required to sell the security before the impairment is recovered, management assesses whether the decline in fair value has resulted from credit losses or other factors. If the present value of discounted cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for AFS credit losses is recorded. Such

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 12 losses are limited to the amount that amortized cost exceeds fair value, even if the amount of the credit loss is greater. Any future changes in the allowance for credit losses are recorded as provision for (reversal of) credit losses. Losses attributable to other factors are charged to accumulated other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method. Accrued interest receivable on debt securities is excluded from the amortized cost basis and from the estimate of credit losses, and is reported separately in the consolidated statement of financial condition. Accrued interest receivable is written off by reversing interest income when a security is placed on nonaccrual status. Restricted equity securities The Bank is a member of the Federal Home Loan Bank (FHLB) system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest additional amounts. FHLB stock is carried at cost, classified as a restricted equity security, and periodically evaluated for impairment based on ultimate recovery of par value. The Bank also holds stock in The Independent BankersBank (TIB) and Midwest Independent Bank (MIB), which are carried at cost and evaluated for impairment. These securities do not have a readily determinable fair value because ownership is restricted and they lack a market. Both cash and stock dividends are reported as income. Fair value measurements The Company determined the fair value of certain assets in accordance with the provisions of FASB Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements, which provides a framework for measuring fair value under generally accepted accounting principles. Fair value is defined as the exchange price that would be received for an asset in the principal or most advantageous market for the asset in an orderly transaction between market participants on the measurement date. It is required that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels, as described in Note 15. Loans Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balance, net of the allowance for credit losses. Interest income is accrued on the unpaid principal balance. The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Past due status is based on contractual terms of the loan. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 13 All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. The Bank has determined that the accounting for nonrefundable fees and costs associated with originating or acquiring loans does not have a material effect on its consolidated financial statements. As such, these fees and costs have been recognized during the period they are collected and incurred, respectively. Allowance for credit losses – loans The allowance for credit losses is established upon origination for all loans through a provision for credit losses charged to earnings. The expected credit loss model is based on management’s best estimate of lifetime expected credit losses on the Bank’s loans. There are two components of the allowance for credit losses: reserves on pooled loans sharing risk characteristics (portfolio segments) and individually evaluated loans that do not fit within a portfolio segment. For loans, expected credit losses are typically estimated using quantitative methods that consider a variety of factors such as historical loss experience, the current credit quality of the portfolio as well as supportable forecasts of the economic outlook over the life of the loan. When management determines that foreclosure is probable, expected credit losses are accrued based on the differences between the loan balance and 1) the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, 2) the present value of future cash flows, or 3) the loan’s value as observable in the secondary market. Adjustments are made for selling costs, as appropriate. When management believes the loan is not collectible, the loan is charged off against the allowance. Subsequent recoveries, if any, are credited to the allowance. Allowance factors and overall size of the allowance may change from period to period based on management’s assessment and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for credit losses. These agencies may require the Bank to make additions to the allowance for credit losses based on their judgments of collectability supported by information available to them at the time of their examination. Allowance for credit losses – off-balance-sheet credit exposures The Bank estimates expected credit losses over the contractual period in which the Bank is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Bank. The allowance for credit losses on off-balance- sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over their estimated life. The estimate is influenced by circumstances such as historical losses, economic conditions, as well as reasonable and supportable forecasts.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 14 Transfers of financial assets Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank – put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets. Mortgage loans held for sale Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans. There were no mortgage loans held for sale at December 31, 2025. Mortgage servicing rights Mortgage servicing rights (MSRs) are capitalized as separate assets when loans are sold and servicing is retained. Under the Transfers and Servicing topic of the Codification, FASB ASC 860-50, servicing rights resulting from the sale of loans originated by the Bank are initially measured at fair value at the date of transfer. The Bank determines the fair value of MSRs using a valuation model that calculates the present value of estimated future net servicing income. The Bank utilizes assumptions in the valuation model that market participants use in estimating future net servicing income, including estimates of prepayment speeds, discount rate, costs to service, escrow account earnings, and contractual servicing fee income. The Bank subsequently measures MSRs using the amortization method, under which MSRs are amortized in proportion to, and over the period of, estimated net servicing income. MSRs are evaluated for impairment based on fair value at each reporting date. For purposes of measuring impairment, MSRs are stratified by predominant risk characteristics, such as loan term and interest rate, and impairment is recognized through a valuation allowance to the extent the fair value of a stratum is less than its carrying amount. If the Bank later determines that all or a portion of the impairment no longer exists for a stratum, a reduction of the allowance may be recorded as an increase to income. Amortization and changes in the valuation allowance are reported in non-interest income. Gain or loss on sale of loans depends on (1) proceeds received and (2) the previous carrying amount of the financial assets transferred and any interests continued to be held based on relative fair value at the date of transfer. Premises and equipment Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 39 years. Furniture, fixtures, and equipment are depreciated using the straight-line

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 15 method with useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. Long-lived asset impairment The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset are less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the year ended December 31, 2025. Goodwill Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of the Bank and in branch acquisitions. Goodwill is not amortized but is evaluated for impairment at least annually, or more frequently if events or changes in circumstances indicate that the carrying amount may be impaired. The Company has not elected the private company accounting alternative to amortize goodwill. Income taxes Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for credit losses, securities available-for- sale, premises and equipment, mortgage servicing rights, and the accrual-to-cash adjustment for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Bancshares and the Bank file a consolidated federal income tax return. Generally accepted accounting principles prescribe a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2025, the unrecognized tax benefit accrual was $0. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company’s income tax filings are subject to audit by various taxing authorities. The Company is no longer subject to federal or state tax examinations by tax authorities for years before 2022. In evaluating the Company’s tax provisions and accruals, future taxable

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 16 income, the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances. Additional information about current and deferred income taxes is provided in Note 11. Credit-related financial instruments In the ordinary course of business, the Bank has entered into commitments to extend credit and standby letters of credit. Such financial instruments are recorded when they are funded. Advertising costs Advertising costs are expensed as incurred. Such costs approximated $96 for the year ended December 31, 2025. Comprehensive income Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available-for-sale, net of tax, which are recognized as a separate component of equity. Revenue recognition Revenue from Contracts with Customers (Topic 606) provides a framework for recognizing revenue from contracts with customers that fall within its scope. The majority of the Company’s revenues come from interest income and other sources, including loans and securities, that are outside the scope of Topic 606. The Company’s services that fall within the scope of Topic 606 are presented within non-interest income and are recognized as revenue as the Company satisfies its obligation to the customer. Services within the scope of Topic 606 include service charges on deposits and interchange income. A description of the Bank’s revenue streams accounted for under Topic 606 follows: Service Charges on Deposit Accounts: The Bank earns fees from its deposit customers for transaction-based and account-maintenance services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Bank fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Bank satisfies the performance obligation. Service charges on deposits are withdrawn from the customer’s account balance. Interchange Income: The Bank earns interchange fees from debit and credit cardholder transactions conducted through the Visa and Mastercard payment networks. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder. Interchange income is included in service charges on deposit accounts in the consolidated statement of comprehensive income.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 17 2. Investment securities The amortized cost and fair values of securities available-for-sale, with gross unrealized gains and losses, are as follows: Gross Gross Allowance Amortized unrealized unrealized for Fair Available-for-sale cost gains losses credit losses value Mortgage-backed securities 56,510$ 177$ 6,936$ -$ 49,751$ December 31, 2025 The amortized cost and fair values of securities held-to-maturity, with gross unrealized gains and losses, are as follows: Gross Gross Allowance Net Amortized unrealized unrealized Fair for carrying Held-to-maturity cost gains losses value credit losses amount Obligations of states and political subdivisions 7,685$ 4$ 138$ 7,551$ 15$ 7,670$ December 31, 2025 All of the Company’s available-for-sale debt securities are mortgage-backed securities, which are not due at a single maturity date and therefore are not presented by contractual maturity. The amortized cost and fair value of debt securities held-to-maturity by contractual maturity are as follows: Amortized Held-to-maturity cost Fair value Amounts maturing in: One year or less 250$ 249$ After one year through five years 2,560 2,539 After five years through ten years 1,792 1,771 After ten years 3,083 2,992 7,685$ 7,551$ December 31, 2025 Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. There were no sales of investment securities during the year ended December 31, 2025.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 18 The allowance for credit losses on held-to-maturity securities was $15 at both January 1, 2025, and December 31, 2025, with no provision for credit losses, charge-offs, or recoveries during the year. The allowance is deducted from amortized cost to present the net carrying amount in the consolidated statement of financial condition. The held-to-maturity portfolio consists entirely of bonds and certificates of participation issued by local municipalities and school districts, which are not rated by nationally recognized statistical rating organizations. Management monitors the credit quality of these securities primarily through payment status. All scheduled principal and interest payments on held-to-maturity securities were current at December 31, 2025. No held-to-maturity securities were past due or on nonaccrual status at December 31, 2025. Certain available-for-sale debt securities have fair values less than their amortized cost. The total fair value of these securities at December 31, 2025, was $39,238, which is approximately 78.9% of the Company’s available-for-sale investment portfolio. The following table shows the Company’s gross unrealized losses and fair value for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position: Unrealized Unrealized Fair value losses Fair value losses Mortgage-backed securities -$ -$ 39,238$ 6,936$ December 31, 2025 Less than 12 months 12 months or longer Unrealized losses on available-for-sale debt securities have not been recognized through an allowance for credit losses because the declines in fair value are due to changes in interest rates and market conditions rather than credit quality, and timely principal and interest payments continue to be received from the issuers. The Company does not intend to sell these securities, and it is more likely than not that the Company will not be required to sell them before recovery of their amortized cost basis. The fair value is expected to recover as the securities approach maturity. 3. Restricted equity securities Restricted equity securities consist of the following: 2025 Federal Home Loan Bank stock 2,347$ The Independent BankersBank stock 225 Midwest Independent Bank stock 55 2,627$

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 19 These stocks are restricted, recorded at cost and required by issuing entities to participate in various programs. Their values are determined by the ultimate recoverability of the par value rather than by recognizing temporary declines in value. 4. Loans and allowance for credit losses Loans are summarized as follows: 2025 Loans Commercial 6,724$ Agriculture 5,594 Commercial real estate 85,973 Residential real estate 176,599 Construction 8,475 Tax-exempt leases 1,919 Consumer and other 10,573 Total loans 295,857 Less allowance for credit losses 1,844 Net loans 294,013$ The following table summarizes the aging of the past due loans by loan class within the portfolio segments as of December 31, 2025: Current or < 30 days past due 30-89 days past due 90 days or more past due Nonaccrual loans Nonaccrual loans with no ACL Total loans receivable Commercial 6,511$ 34$ 2$ 177$ -$ 6,724$ Agriculture 5,594 - - - - 5,594 Commercial real estate 85,973 - - - - 85,973 Residential real estate 174,406 1,309 120 764 - 176,599 Construction 7,714 761 - - - 8,475 Tax-exempt leases 1,919 - - - - 1,919 Consumer and other 9,958 97 - 518 - 10,573 Total 292,075$ 2,201$ 122$ 1,459$ -$ 295,857$ Accruing loans

FSC Bancshares, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2025

The following table presents the activity in the allowance for credit losses by portfolio segment for the year ended December 31, 2025:

	Comm.	Ag.	RE - Comm.	RE - Res.	Const.	Tax-exempt leases	Cons. & other	Total
Allowance for credit losses								
Balance, January 1, 2025	$ 16	$ 96	$ 590	$ 827	$ 61	$ 8	$ 184	$ 1,782
Charge-offs	-	-	(6)	-	-	-	(41)	(47)
Recoveries	-	-	8	-	-	-	20	28
Provision	-	-	-	-	-	-	81	81
Balance, December 31, 2025	$ 16	$ 96	$ 592	$ 827	$ 61	$ 8	$ 244	$ 1,844

The following table presents the activity in the reserve for unfunded commitments by portfolio segment for the year ended December 31, 2025. The reserve for unfunded commitments is included in accrued expenses and other liabilities on the consolidated statement of financial condition.

	Comm.	Ag.	RE - Comm.	RE - Res.	Const.	Tax-exempt leases	Cons. & other	Total
Reserve for unfunded commitments								
Balance, January 1, 2025	$ 2	$ -	$ 8	$ 8	$ 37	$ 3	$ -	$ 58
Provision	-	-	-	-	-	-	25	25
Balance, December 31, 2025	$ 2	$ -	$ 8	$ 8	$ 37	$ 3	$ 25	$ 83

Credit quality indicators

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, collateral adequacy, credit documentation, public information and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, nonhomogeneous loans such as commercial real estate, commercial, agricultural, residential real estate, and consumer and other loans. This analysis is performed on an

20

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 21 ongoing basis as new information is obtained. The Bank’s internal risk rating system consists of eight grades, which are grouped as follows for disclosure purposes: Pass (grades 1 through 4): Loans classified as pass represent loans that are evaluated and are performing under the stated terms. Pass-rated assets are analyzed by the paying capacity, the current net worth, and the value of the loan collateral of the obligor. This category includes loans on the Bank’s watch list, which have characteristics that require management attention but are not considered to present a risk of loss. Special Mention (grade 5): Special mention is a transitional grade assigned to loans with circumstances that require management to consider the loan and take some type of action. After management’s action is complete, the loan is re-graded. Substandard (grade 6): Loans classified as substandard are inadequately protected by the current net worth, paying capacity of the obligor, or by the collateral pledged. Substandard loans must have a well-defined weakness or weaknesses that jeopardize the repayment of the debt as originally contracted. They are characterized by the distinct possibility that the Bank will sustain a loss if the deficiencies are not corrected. Doubtful (grade 7): Loans classified as doubtful have the weaknesses of those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans classified as doubtful are reviewed to determine whether nonaccrual status is appropriate and are individually evaluated for credit losses. Loss (grade 8): Loans classified as loss are considered uncollectible and are charged off. Based on the most recent analysis performed, the risk category of loans by class of loans as of December 31, 2025, was as follows: Pass Special mention Substandard Doubtful Total Category: Comm. 6,406$ -$ 295$ 23$ 6,724$ Ag. 3,547 - 2,047 - 5,594 RE - Comm. 85,973 - - - 85,973 RE - Res. 175,725 - 874 - 176,599 Const. 8,320 - 155 - 8,475 Tax-exempt leases 1,919 - - - 1,919 Cons. & other 10,466 - 107 - 10,573 Total 292,356$ -$ 3,478$ 23$ 295,857$ As of December 31, 2025, the Bank had no material collateral-dependent loans.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 22 The Bank may modify loans to borrowers experiencing financial difficulty. The Bank strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modifications may include principal forgiveness, interest rate reductions, other-than-insignificant payment delays, term extensions, or a combination of these. The following table presents the amortized cost basis at December 31, 2025, of loans to borrowers experiencing financial difficulty that were modified during the year ended December 31, 2025, by class of loan and type of modification: Term extension Term extension and interest rate reduction Total % of total class of loans Commercial 200$ 21$ 221$ 3.3% Agriculture 162 572 734 13.1% Commercial real estate - - - - Residential real estate 557 - 557 0.3% Construction 155 - 155 1.8% Tax-exempt leases - - - - Consumer and other 40 - 40 0.4% Total 1,114$ 593$ 1,707$ 0.6% The Bank closely monitors the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following table presents the performance, as of December 31, 2025, of such loans that were modified during the year ended December 31, 2025: Current 30-89 days past due 90 days or more past due Total Commercial 221$ -$ -$ 221$ Agriculture 734 - - 734 Commercial real estate - - - - Residential real estate - 557 - 557 Construction 155 - - 155 Tax-exempt leases - - - - Consumer and other 40 - - 40 Total 1,150$ 557$ -$ 1,707$ The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 23 collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 2025, was $2,810. 5. Mortgage servicing rights The Bank sells residential mortgage loans to the Federal Home Loan Bank under the Mortgage Partnership Finance (MPF) program and retains the servicing of those loans. Loans serviced for others are not included in the accompanying consolidated statement of financial condition. The unpaid principal balance of loans serviced for others was $25,459 at December 31, 2025. During 2025, the Bank capitalized mortgage servicing rights of $17 and recognized amortization of $26. At December 31, 2025, the carrying amount and fair value of mortgage servicing rights were $160 and $263, respectively. Mortgage servicing rights are included in other assets. Loan servicing fees of $104 for the year ended December 31, 2025, are included in non-interest income. 6. Premises and equipment A summary of premises and equipment is as follows: 2025 Land 701$ Buildings and improvements 8,873 Furniture, fixtures, and equipment 3,703 13,277 Less accumulated depreciation 7,445 5,832$ Depreciation expense totaled $379 for the year ended December 31, 2025. 7. Goodwill Changes in the carrying amount of goodwill is as follows: 2025 Balance at January 1, 2025 1,656$ Impairment - Balance at December 31, 2025 1,656$ Goodwill resulted from the acquisition of the Bank and prior branch acquisitions and is not amortized. Goodwill is evaluated for impairment at least annually. No impairment of goodwill was recognized during the year ended December 31, 2025.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 24 8. Deposits Certificates maturing in years ending subsequent to December 31, 2025, are as follows: 2026 85,277$ 2027 2,804 2028 412 2029 116 2030 146 88,755$ The Bank participates in the IntraFi Network’s Certificate of Deposit Account Registry Service (“CDARS”) and Insured Cash Sweep (“ICS”) programs. Through these programs, customer deposits in excess of the FDIC insurance limit are placed with other network banks in amounts below the limit, and the Bank receives reciprocal deposits of an equal amount from other network banks. Included in deposits at December 31, 2025, were reciprocal deposits of $33,958, consisting of CDARS time deposits of $9,450 and ICS money market deposits of $24,508. The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, present other unfavorable features. The aggregate amount of deposits held by such related parties at December 31, 2025, was $3,106. The aggregate amount of time deposits that meet or exceed the FDIC insurance limit as of December 31, 2025, totaled approximately $19,284. 9. Borrowings At December 31, 2025, the Bank had advances from FHLB of $9,000, consisting of a $4,000 advance bearing interest at 3.955% that matured August 21, 2026, and a $5,000 advance bearing interest at 3.835% that matures August 4, 2027. The $4,000 advance was repaid in full at its maturity on August 21, 2026. The advances are collateralized by loans totaling approximately $142,215 and by the Bank’s investment in FHLB stock. The Company has a term note payable to TIB with a balance of $3,168 at December 31, 2025. The note requires quarterly principal payments of $86 plus interest, bears interest at a variable rate based on the prime rate (6.75% at December 31, 2025), and matures March 31, 2030, at which time the remaining balance is due. The note is collateralized by shares of the Bank’s common stock. The Company also has a $2,575 line of credit with TIB that matures March 31, 2027. No amounts were outstanding on the line of credit at December 31, 2025.

FSC Bancshares, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements
December 31, 2025

Scheduled principal maturities of borrowings at December 31, 2025, are as follows:

	FHLB	TIB	Total
2026	$ 4,000	$ 343	$ 4,343
2027	5,000	343	5,343
2028	-	343	343
2029	-	343	343
2030	-	1,796	1,796
	$ 9,000	$ 3,168	$ 12,168

10. Subordinated debentures

On December 14, 2006, Trust II, a wholly owned subsidiary of the Company, issued $6,000 of adjustable-rate trust preferred securities in a private placement offering. The proceeds from the sale of the trust preferred securities, together with the $186 paid by the Company for Trust II's common securities, were used to purchase an equal principal amount of adjustable-rate subordinated debentures of the Company. The debentures bear interest, adjustable quarterly, at the 3-month CME Term SOFR plus a spread adjustment of 0.26161% plus 1.75% (5.73% at December 31, 2025), and mature on December 15, 2036.

At December 31, 2025, the Company had $6,186 of subordinated debentures outstanding and an investment of $186 in the common securities of Trust II. The sole asset of Trust II is the subordinated debentures, and the liabilities of Trust II are the trust preferred securities. The Company has, through various contractual arrangements, fully and unconditionally guaranteed all obligations of Trust II with respect to the trust preferred securities. The Company has the option to defer interest payments on the debentures for up to 20 consecutive quarterly periods, but not beyond the maturity date. During a deferral period, the Company may not pay dividends on its common stock. The debentures may be redeemed at par, in whole or in part, on any interest payment date, subject to Federal Reserve approval, if required.

11. Income taxes

Income tax expense consists of the following:

	2025
Current	$ 438
Deferred	357
	$ 795

25

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 26 Income tax expense differs from the amount that would be provided by applying the federal statutory income tax rate to income before income taxes. The following reconciles income taxes at the federal statutory rate to income tax expense, and the federal statutory tax rate to the effective tax rate: Amount % of pretax income Income tax expense at statutory rate 775$ 21.0% Increase (reduction) in income tax resulting from: Tax-exempt income (58) (1.6%) State and local income tax expense 77 2.1% Other, net 1 - Total income tax expense 795$ 21.5% 2025 Deferred taxes are related primarily to differences between the basis of the allowance for credit losses, securities available-for-sale, premises and equipment, mortgage servicing rights, and the accrual-to-cash adjustment for financial reporting and income tax purposes. Net deferred income consist of the tax effects of the following temporary differences: 2025 Deferred tax assets: Allowance for credit losses 465$ Reserve for unfunded commitments 21 Reserve for overdrafts 6 Reserve for loans sold with recourse 15 Unrealized loss on securities available for sale 1,611 Other (1) Total deferred tax assets 2,117 Deferred tax liabilities: Fixed assets (347) Accrual to cash adjustment (449) Mortgage servicing rights (56) Other (11) Total deferred tax liabilities (863) Net deferred tax asset 1,254$ Management evaluates the recoverability of deferred tax assets based on available evidence, including historical profitability, projected future taxable income, and the expected timing of reversals of temporary differences. Based on this evaluation, management

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 27 determined that it is more likely than not that all deferred tax assets will be realized and, accordingly, no valuation allowance was deemed necessary at December 31, 2025. At December 31, 2025, the Company had $0 unused net operating loss carryforwards available to be applied against future taxable income. 12. Employee benefit plans The Company has a defined contribution 401(k) plan covering all employees who meet the eligibility requirements. Employees may voluntarily make pre-tax and Roth deferral contributions to the plan. Employer contributions are discretionary and are determined and authorized by the Board of Directors each plan year. Employer contributions to the plan were $36 for the year ended December 31, 2025. The Company sponsors an Employee Stock Ownership Plan (“ESOP”) covering employees who have completed one year of service and attained age 21. Contributions to the ESOP are discretionary and are allocated to participants based on compensation. Participants vest in their accounts over six years of service. Distributions from the ESOP are made in cash or Company stock when a participant retires, dies, or otherwise terminates employment with the Company. Because the Company’s stock is not readily tradable, participants who receive shares may require the Company to repurchase them at fair value. At December 31, 2025, the ESOP held 13,061 allocated shares of Company common stock, with a fair value of $1,802. The Company made no contributions to the ESOP in 2025. The ESOP was terminated on July 24, 2026, in connection with the Company’s merger, as discussed in Note 17. Upon termination, all participant accounts became fully vested, and distributions were payable in a lump sum. 13. Off-balance-sheet activities The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and loans sold with recourse. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition. The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments. At December 31, 2025, the following financial instruments were outstanding where contract amounts represent credit risk: Commitments to extend credit 30,877$ Standby letters of credit 94$ Loans sold with recourse 965$

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 28 Commitments to extend credit, which include unused lines of credit and overdraft protection, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Loans sold with recourse represent the Bank’s maximum credit exposure under the credit enhancement obligations it provides on residential mortgage loans sold to the Federal Home Loan Bank under the MPF program. Under these obligations, the Bank may be required to absorb credit losses on the loans sold, up to the amount shown above. The credit enhancement obligations relate to 24 MPF master commitments with an outstanding principal balance of $39,899 at December 31, 2025, and remain in effect for the life of the loans in each master commitment. Credit losses on these loans are absorbed first by a first loss account maintained by the Federal Home Loan Bank, which totaled $1,459 at December 31, 2025, before the Bank’s credit enhancement obligation applies. At December 31, 2025, none of the loans in these master commitments were 90 days or more past due. The Bank maintains a reserve for loans sold with recourse, which totaled $57 at December 31, 2025. 14. Commitments and contingencies In the ordinary course of business, the Company may be subject to litigation. Based upon the available information and advice from the Company’s legal counsel, management does not believe that any potential, threatened, or pending litigation to which it is a party will have a material adverse effect on the Company’s liquidity, financial condition, or results of operations. 15. Fair value measurements The Company has a number of financial instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The Financial Accounting Standards Board has established a fair value hierarchy that prioritizes the inputs used in valuation techniques and creates the following three broad levels, with Level 1 being the highest priority: Level 1 – Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 – Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This includes

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 29 quoted market prices of similar assets or liabilities in active markets, or quoted market prices for identical or similar assets or liabilities in markets that are not active. Level 3 – Level 3 inputs are unobservable for assets and liabilities and include situations where there is little, if any, market activity for the instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments are broken down as follows by recurring or nonrecurring measurement status. Recurring assets are initially measured at fair value and are required to be remeasured at fair value in the consolidated financial statements at each reporting date. Assets measured on a nonrecurring basis are assets that, due to an event or circumstance, were required to be remeasured at fair value after initial recognition in the consolidated financial statements at some time during the reporting period. There were no nonrecurring assets at December 31, 2025. Recurring Available-for-sale securities Fair value is estimated by considering “observable” information through processes such as benchmarking yields, reported trades, issuer spreads, and model processes, such as option adjusted spread models for prepayment and interest rate scenarios. The following are major categories of assets measured at fair value on a recurring basis at December 31, 2025: Carrying Level 1 Level 2 Level 3 amount Mortgage-backed securities -$ 49,751$ -$ 49,751$ Fair value 16. Minimum regulatory capital requirements The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of common equity tier 1 (CET1) capital, tier 1 capital and total capital to risk-weighted assets, and of tier 1 capital to average assets (leverage ratio). In addition, the Bank must maintain a capital conservation buffer of 2.5% of

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 30 risk-weighted assets above the minimum risk-based capital ratios to avoid limitations on capital distributions, including dividends, and certain discretionary bonus payments. At December 31, 2025, the Bank’s capital conservation buffer was 6.39%, which exceeded the required buffer. The Bank’s actual and required capital amounts and ratios as of December 31, 2025, are presented in the following table: Amount Ratio Amount Ratio Amount Ratio December 31, 2025 Total capital ratio 36,460$ 14.39% 20,275$ 8.00% 25,344$ 10.00% (to risk-weighted assets) Tier 1 capital ratio 34,461 13.60% 15,206 6.00% 20,275 8.00% (to risk-weighted assets) Common equity Tier 1 capital ratio 34,461 13.60% 11,405 4.50% 16,473 6.50% (to risk-weighted assets) Tier 1 leverage ratio 34,461 8.85% 15,584 4.00% 19,480 5.00% (to average assets) To be well capitalized under prompt corrective Actual adequacy purposes For capital action provisions As of December 31, 2025, the most recent notification from the Bank’s regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. Management believes that, as of December 31, 2025, the Bank met all capital adequacy requirements to which it is subject, and there are no conditions or events since that notification that management believes have changed the Bank’s category. The principal source of funds for dividends paid by the Company and for debt service on its term note and subordinated debentures is dividends received from the Bank. Banking regulations, including the capital conservation buffer described above, limit the amount of dividends the Bank may pay without prior regulatory approval. 17. Subsequent events In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 23, 2026, the date the consolidated financial statements were available to be issued.

FSC Bancshares, Inc. and Subsidiaries Notes to the Consolidated Financial Statements December 31, 2025 31 On April 29, 2026, the Company entered into an Agreement and Plan of Reorganization with Hawthorn Bancshares, Inc. (“HBI”), under which the Company merged with and into HBI and the Bank merged with and into Hawthorn Bank, a wholly owned subsidiary of HBI. The Company’s stockholders received aggregate consideration consisting of 413,101 shares of HBI common stock and $14,000 in cash, subject to a purchase price adjustment based on the Company’s adjusted tangible equity at closing. The transaction was completed on September 3, 2026.

Supplementary Consolidating Information

FSC Bancshares, Inc. and Subsidiaries

CONSOLIDATING STATEMENT OF FINANCIAL CONDITION
December 31, 2025

ASSETS

(in thousands)	FSC Bancshares, Inc.	Farmers State Bank	Eliminations	Consolidated
Cash and cash equivalents				
Due from Federal Reserve				
- non-interest bearing	$ -	$ 500	$ -	$ 500
- interest bearing	-	6,688	-	6,688
Due from Federal Home Loan Bank	-	546	-	546
Due from The Independent BankersBank	-	12,816	-	12,816
Cash and other due from banks	17	2,395	(17)	2,395
Total cash and cash equivalents	17	22,945	(17)	22,945
Investment securities - held-to-maturity, net of allowance for credit losses of $15	-	7,670	-	7,670
Investment securities - available-for-sale	-	49,751	-	49,751
Restricted equity securities	-	2,627	-	2,627
Loans and leases, net of allowance for credit losses of $1,844	-	294,013	-	294,013
Premises and equipment, net	-	5,832	-	5,832
Goodwill	23	1,633	-	1,656
Accrued interest receivable	-	1,894	-	1,894
Deferred taxes	-	1,254	-	1,254
Investment in trust	186	-	-	186
Investment in subsidiary	30,946	-	(30,946)	-
Receivable from CDARS network	-	4,144	-	4,144
Other assets	2	3,827	-	3,829
	$ 31,174	$ 395,590	$ (30,963)	$ 395,801

LIABILITIES AND STOCKHOLDERS' EQUITY

	FSC Bancshares, Inc.	Farmers State Bank	Eliminations	Consolidated
Liabilities				
Deposits:				
Demand deposits	$ -	$ 74,804	$ (17)	$ 74,787
Savings, NOW, and money market deposits	-	191,316	-	191,316
Time deposits, $250 and over	-	19,284	-	19,284
Time deposits, other	-	69,471	-	69,471
Total deposits	-	354,875	(17)	354,858
Borrowings	3,168	9,000	-	12,168
Subordinated debentures	6,186	-	-	6,186
Accrued interest payable	15	382	-	397
Accrued expenses and other liabilities	27	387	-	414
	9,396	364,644	(17)	374,023
Stockholders' equity				
Common stock	427	400	(400)	427
Additional paid-in capital	2,764	19,765	(19,765)	2,764
Retained earnings	25,077	15,929	(15,929)	25,077
Accumulated other comprehensive income (loss)	(5,147)	(5,148)	5,148	(5,147)
Treasury stock, at cost	(1,343)	-	-	(1,343)
	21,778	30,946	(30,946)	21,778
	$ 31,174	$ 395,590	$ (30,963)	$ 395,801

See Independent Auditor's Report

32

FSC Bancshares, Inc. and Subsidiaries

CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME
Year ended December 31, 2025

(in thousands)	FSC Bancshares, Inc.	Farmers State Bank	Eliminations	Consolidated
Interest income				
Loans and leases, including fees	$ -	$ 16,099	$ -	$ 16,099
Investment securities and other	-	2,581	-	2,581
	-	18,680	-	18,680
Interest expense				
Deposits	-	4,731	-	4,731
Other borrowings	630	527	-	1,157
	630	5,258	-	5,888
Net interest income (loss)	(630)	13,422	-	12,792
Provision for credit losses	-	106	-	106
Net interest income (loss) after provision for credit losses	(630)	13,316	-	12,686
Non-interest income				
Service charges and fees	-	1,558	-	1,558
Other	-	67	-	67
	-	1,625	-	1,625
Non-interest expense				
Salaries and employee benefits	36	5,110	-	5,146
Occupancy	-	984	-	984
Data processing fees	-	743	-	743
Other	71	3,676	-	3,747
	107	10,513	-	10,620
Income (loss) before income taxes	(737)	4,428	-	3,691
Income tax expense (benefit)	(178)	973	-	795
Net income (loss) before equity in subsidiary income	(559)	3,455	-	2,896
Equity in subsidiary income	3,455	-	(3,455)	-
Net income	2,896	3,455	(3,455)	2,896
Other comprehensive income				
Unrealized holding gains on available-for-sale securities, net of tax of $632	-	2,020	-	2,020
Equity in other comprehensive income of subsidiary	2,020	-	(2,020)	-
Comprehensive income	$ 4,916	$ 5,475	$ (5,475)	$ 4,916

See Independent Auditor's Report
33